Filed Pursuant to Rule 433
Registration No. 333-158385
November 29, 2011
FREE WRITING PROSPECTUS
(To Prospectus dated April 2, 2009,
Prospectus Supplement dated April 9, 2009,
Product Supplement dated April 9, 2009, and
Underlying Supplement no. 3 dated October 22, 2010)

HSBC USA Inc.
Buffered Uncapped Market Participation Securities

}	Buffered Uncapped Market Participation Securities linked to the Dow Jones Industrial AverageSM

}	Exposure to any positive return in the reference asset

}	Protection from the first 20% to 25% (to be determined on the Pricing Date) of any losses in the reference asset, subject to the credit risk of HSBC USA Inc.

The Buffered Uncapped Market Participation Securities (each a “security” and collectively the “securities") offered hereunder are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction and include investment risks including possible loss of the Principal Amount invested due to the credit risk of HSBC USA Inc.

The securities will not be listed on any U.S. securities exchange or automated quotation system.

Neither the U.S. Securities and Exchange Commission ( the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying underlying supplement, product supplement, prospectus or prospectus supplement. Any representation to the contrary is a criminal offense.  We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities.  HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker dealers or will offer the securities directly to investors.  In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which to this free writing prospectus relates in market-making transactions in any securities after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-12 of this free writing prospectus.

Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page FWP-8 of this document, page PS-4 of the accompanying product supplement, page S-3 of the accompanying prospectus supplement, and page US3-1 of the accompanying underlying supplement no. 3.

	Price to Public	Fees and Commissions1	Proceeds to Issuer
Per security	$1,000
Total

1 HSBC Securities (USA) Inc. or one of our affiliates may pay varying discounts and commissions of up to 1.20% per $1,000 Principal Amount of Notes in connection with the distribution of the Notes, a portion of which may consist of a combination of selling concessions of up to 0.50% and referral fees of up to 1.20%.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-12 of this free writing prospectus.

HSBC USA Inc.

Buffered Uncapped Market Participation Securities
Linked to the Dow Jones Industrial AverageSM

Indicative Terms*

Principal Amount	$1,000 per security
Reference Asset	The Dow Jones Industrial AverageSM (“INDU”) (Ticker: INDU)
Upside Participation Rate	100% (1.0x) exposure to any positive Reference Return
Buffer Level	-20% to -25% (to be determined on the Pricing Date)
Payment at Maturity per security
If the Reference Return is greater than zero:
$1,000 + ($1,000 × Reference Return ×  Upside Participation Rate).

If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Level:
$1,000 (zero return).

If the Reference Return is less than the Buffer Level:
$1,000 + [$1,000 × (Reference Return + 20%**)].

For example, assuming a Buffer Level of -20%, if the Reference Return is -30%, you will suffer a 10% loss and receive 90% of the Principal Amount. If the Reference Return is less than the Buffer Level, you may lose up to between 75% and 80% (to be determined on the Pricing Date) of your investment.

Reference Return	Final Level – Initial Level Initial Level
Initial Level	See page FWP-4
Final Level	See page FWP-4
Pricing Date	December 21, 2011
Trade Date	December 21, 2011
Settlement Date	December 27, 2011
Final Valuation Date†	December 22, 2014
Maturity Date†	December 26, 2014
CUSIP	4042K1TG8

* As more fully described on page FWP-4.
** To be determined on the Pricing Date and will not be less than 20% or greater than 25%.
†Subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.

The Securities

The securities are designed for investors who believe the Reference Asset will appreciate over the term of the securities. If the Reference Return is below the Buffer Level, then the securities provide 1:1 exposure to any potential decline in the Reference Asset beyond between -20% and -25% (to be determined on the Pricing Date).

If the Reference Asset appreciates over the term of the securities, you will realize 100% (1.0x) of the Reference Asset appreciation.  Should the Reference Asset decline, you will lose 1% of your investment for every 1% decline in the Reference Asset beyond the Buffer Level.

The offering period for the securities is through December 21, 2011

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Payoff Example

The table at right shows the hypothetical payout profile of an investment in the securities reflecting the 100% (1.0x) Upside Participation Rate and assuming a Buffer Level of -20%. The actual Buffer Level will be determined on the Pricing Date.

Information about the Reference Asset

Dow Jones Industrial AverageSM
The INDU is a price-weighted index compromised of 30 blue chip stocks considered to be the leaders in their industry.  It is intended to be a measure of the entire U.S. market, except the transportation and utilities industries, covering a diverse set of industries such as financial services, technology, retail, entertainment and consumer goods.

The graph above illustrates the daily 5-yr performance of the Reference Asset through November 29, 2011. The closing levels in the graph above were obtained from Bloomberg Professional® Service. Past performance is not necessarily an indication of future results.  For further information on the Reference Asset please see “The Dow Jones Industrial AverageSM” on page FWP-12 and in the accompanying underlying supplement no. 3.  We have derived all disclosure regarding the Reference Asset from publicly available information.  Neither HSBC USA Inc. or any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about the Reference Asset.

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HSBC USA Inc. Buffered Uncapped Market Participation Securities
Linked to the Dow Jones Industrial AverageSM

All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Buffered Uncapped Market Participation Securities. The offering of securities will have the terms described in this free writing prospectus and the accompanying product supplement, prospectus supplement, prospectus and underlying supplement.  If the terms of the securities offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement, prospectus or underlying supplement, the terms described in this free writing prospectus shall control.  You should be willing to forgo interest and dividend payments during the term of the securities and, if the Reference Return is negative, lose up to between 75% and 80% (to be determined on the Pricing Date) of your principal.

This free writing prospectus relates to an offering of securities linked to the performance of the Dow Jones Industrial AverageSM (the “Reference Asset”).  The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below.  The following key terms relate to the offering of securities:

Issuer:	HSBC USA Inc.

Issuer Rating:	A+ (S&P), A1 (Moody’s), AA (Fitch)†

Principal Amount:	$1,000 per security

Reference Asset:	The Dow Jones Industrial AverageSM (Ticker: INDU)

Trade Date:	December 21, 2011

Pricing Date:	December 21, 2011

Original Issue Date:	December 27, 2011

Final Valuation Date:	December 22, 2014. The Final Valuation Date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.

Maturity Date:
3 business days after the Final Valuation Date, which is expected to be  December 26, 2014. The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.

Upside Participation Rate:	100% (1.0x)

Payment at Maturity:	On the Maturity Date, for each security, we will pay you the Final Settlement Value.

Final Settlement Value:
If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:
$1,000 + ($1,000 × Reference Return × Upside Participation Rate).

If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Level, you will receive $1,000 per $1,000 Principal Amount of securities (zero return).

If the Reference Return is less than the Buffer Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:
$1,000 + [$1,000 × (Reference Return + 20%*)].

* To be determined on the Pricing Date and will not be less than 20% or greater than 25%.

Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Level.  For example, assuming the buffer protects the first 20% of loss, if the Reference Return is -30%, you will suffer a 10% loss and receive 90% of the Principal Amount.  If the Reference Return is less than the Buffer Level, you may lose up to between 75% and 80% (to be determined on the Pricing Date) of your investment.

Reference Return:	The quotient, expressed as a percentage, calculated as follows:

Final Level – Initial Level Initial Level

Buffer Level:	-20% to -25% (to be determined on the Pricing Date)

Initial Level:	The Official Closing Level of the Reference Asset on the Pricing Date.

Final Level:	The Official Closing Level of the Reference Asset on the Final Valuation Date.

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Official Closing Level:
The closing level of the Reference Asset on any scheduled trading day as determined by the calculation agent based upon the level displayed on Bloomberg Professional® service page “INDU<INDEX>”, or on any successor page on Bloomberg Professional® service or any successor service, as applicable.

Form of securities:	Book-Entry

Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.

CUSIP / ISIN:	4042K1TG8 /

† A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The securities themselves have not been independently rated. Each rating should be evaluated independently of any other rating.

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GENERAL

This free writing prospectus relates to an offering of securities linked to the Reference Asset identified on the cover page.  The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to a single Reference Asset.  We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part.  Although the offering of securities relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009, the product supplement dated April 9, 2009, and the underlying supplement no. 3 dated October 22, 2010.  All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Buffered Uncapped Market Participation Securities. If the terms of the securities offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement, prospectus, or underlying supplement, the terms described in this free writing prospectus shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-8 of this free writing prospectus, page PS-4 of the product supplement, page S-3 of the prospectus supplement and page US3-1 of underlying supplement no. 3, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.  As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement, a product supplement and underlying supplement no. 3) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus, prospectus supplement and underlying supplement no. 3 in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and underlying supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The underlying supplement no. 3 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410055205/v198039_424b2.htm

}	The product supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

We are using this free writing prospectus to solicit from you an offer to purchase the securities.  You may revoke your offer to purchase the securities at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc.  We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance.  In the event of any material changes to the terms of the securities, we will notify you.

PAYMENT AT MATURITY

On the Maturity Date, for each security you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate).

If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Level, you will receive $1,000 per $1,000 Principal Amount of securities (zero return).

If the Reference Return is less than the Buffer Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 20%*)].

* To be determined on the Pricing Date and will not be less than 20% or greater than 25%.

Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Level.  For example, assuming a Buffer Level of -20%, subject to the credit risk of HSBC, if the Reference Return is -30%, you will suffer a 10% loss and receive 90% of the Principal Amount.  You should be aware that if the Reference Return is less than the Buffer Level, you may lose up to between 75% and 80% (to be determined on the Pricing Date) of your investment.

Interest

The securities will not pay periodic interest.

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Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the securities.

Trustee

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, the securities will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Reference Sponsor

The Dow Jones & Company, Inc. is the reference sponsor.

INVESTOR SUITABILITY

The securities may be suitable for you if:	The securities may not be suitable for you if:
} You seek an investment with a return linked to the potential positive performance of the Reference Asset and you believe the level of the Reference Asset will increase over the term of the securities.
} You are willing to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the Reference Return is less than the Buffer Level of -20% to -25% (to be determined on the Pricing Date).
} You are willing to forgo dividends or other distributions paid to holders of stocks comprising the Reference Asset.
} You do not seek current income from your investment.
} You do not seek an investment for which there is an active secondary market.
} You are willing to hold the securities to maturity.
} You are comfortable with the creditworthiness of HSBC, as issuer of the securities.

} You believe the Reference Return will be negative or that the Reference Return will not be sufficiently positive to provide you with your desired return.
} You are unwilling to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the Reference Return is below the Buffer Level of -20% to -25% (to be determined on the Pricing Date).
} You seek an investment that provides a full return of principal.
} You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.
} You prefer to receive the dividends or other distributions paid on any stocks comprising the Reference Asset.
} You seek current income from your investment.
} You seek an investment for which there will be an active secondary market.
} You are unable or unwilling to hold the securities to maturity.
} You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the securities.

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RISK FACTORS

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement, on page PS-4 of the accompanying product supplement and on page US3-1 of underlying supplement no. 3.  Investing in the securities is not equivalent to investing directly in any of the stocks comprising the Reference Asset.  You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement, product supplement and underlying supplement including the explanation of risks relating to the securities described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement; and

}	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the securities may result in a loss.

You will be exposed to the decline in the Final Level from the Initial Level beyond the Buffer Level of -20% to -25% (to be determined on the Pricing Date).  Accordingly, if the Reference Return is less than -20% to -25%, your Payment at Maturity will be less than the Principal Amount of your securities.  You may lose up to between 75% and 80% (to be determined on the Pricing Date) of your investment at maturity if the Reference Return is negative.

Credit risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

The securities will not bear interest.

As a holder of the securities, you will not receive periodic interest payments.

Changes that affect the Reference Asset will affect the market value of the securities and the amount you will receive at maturity.

The policies of the reference sponsor concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents included in the Reference Asset may affect the level of the Reference Asset.  The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the level of the Reference Asset.  The reference sponsor may discontinue or suspend calculation or dissemination of the Reference Asset. Any such actions could affect the value of the securities.

Please read and pay particular attention to the section “Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the accompanying prospectus supplement.

The securities are not insured by any governmental agency of the United States or any other jurisdiction.

The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the securities.

Certain built-in costs are likely to adversely affect the value of the securities prior to maturity.

While the Payment at Maturity described in this free writing prospectus is based on the full Principal Amount of your securities, the original issue price of the securities includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the securities. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

The securities lack liquidity.

The securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to

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trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the securities.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” herein, the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Reference Asset relative to its Initial Level.  We cannot predict the Final Level of the Reference Asset on the Final Valuation Date.  The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical Initial Level used in the table and examples below is not the actual Initial Level of the Reference Asset.  You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset or the return on your securities.  With respect to the securities, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity on a $1,000 investment in securities for a hypothetical range of performance for the Reference Return from -100% to +100%. The following results are based solely on the assumptions outlined below.  The “Hypothetical Return on the Security” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount of securities to $1,000.  The potential returns described here assume that your securities are held to maturity. You should consider carefully whether the securities are suitable to your investment goals.  The following table and examples assume the following:

}	Principal Amount:	$1,000

}	Hypothetical Initial Level:	11,555.63

}	Upside Participation Rate:	100%

}	Hypothetical Buffer Level:	-20% (The actual Buffer Level will be determined on the Pricing Date and will be between -20% and -25%)

The actual Initial Level and Buffer Level will be determined on the Pricing Date.

Hypothetical Final Level	Hypothetical Reference Return	Hypothetical Payment at Maturity	Hypothetical Return on the Security
23,111.26	100.00%	$2,000.00	100.00%
20,800.13	80.00%	$1,800.00	80.00%
18,489.01	60.00%	$1,600.00	60.00%
16,177.88	40.00%	$1,400.00	40.00%
15,022.32	30.00%	$1,300.00	30.00%
13,866.76	20.00%	$1,200.00	20.00%
13,288.97	15.00%	$1,150.00	15.00%
12,711.19	10.00%	$1,100.00	10.00%
12,133.41	5.00%	$1,050.00	5.00%
11,786.74	2.00%	$1,020.00	2.00%
11,671.19	1.00%	$1,010.00	1.00%
11,555.63	0.00%	$1,000.00	0.00%
11,440.07	-1.00%	$1,000.00	0.00%
11,324.52	-2.00%	$1,000.00	0.00%
10,977.85	-5.00%	$1,000.00	0.00%
10,400.07	-10.00%	$1,000.00	0.00%
9,822.29	-15.00%	$1,000.00	0.00%
9,244.50	-20.00%	$1,000.00	0.00%
8,088.94	-30.00%	$900.00	-10.00%
6,933.38	-40.00%	$800.00	-20.00%
4,622.25	-60.00%	$600.00	-40.00%
2,311.13	-80.00%	$400.00	-60.00%
0.00	-100.00%	$200.00	-80.00%

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The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the securities.

Example 1: The level of the Reference Asset increases from the Initial Level of 11,555.63 to a Final Level of 12,711.19.

Reference Return:	10.00%
Final Settlement Value:	$1,100.00

Because the Reference Return is positive, the Final Settlement Value would be $1,100.00 per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate)

= $1,000 + ($1,000 × 10.00% × 100%)

= $1,100.00

Example 1 shows that you will receive the return of your principal investment plus a return equal to the Reference Return multiplied by the Participation Rate of 100%.

Example 2: The level of the Reference Asset decreases from the Initial Level of 11,555.63 to a Final Level of 10,977.85.

Reference Return:	-5.00%
Final Settlement Value:	$1,000.00

Because the Reference Return is less than zero but greater than the hypothetical Buffer Level, the Final Settlement Value would be $1,000.00 per $1,000 Principal Amount of securities (a zero return).

Example 3: The level of the Reference Asset decreases from the Initial Level of 11,555.63 to a Final Level of 6,933.38.

Reference Return:	-40.00%
Final Settlement Value:	$800.00

Here, the Reference Return is -40.00%.  Because the Reference Return is less than the hypothetical Buffer Level of -20%, the Final Settlement Value would be $800.00 per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 20%)]

= $1,000 + [$1,000 × (-40.00% + 20%)]

= $800.00

Example 3 shows that you are exposed on a 1-to-1 basis to declines in the level of the Reference Asset beyond the hypothetical Buffer Level of -20%.  YOU MAY LOSE UP TO BETWEEN 75% AND 80% (TO BE DETERMINED ON THE PRICING DATE) OF THE PRINCIPAL AMOUNT OF YOUR SECURITIES.

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THE DOW JONES INDUSTRIAL AVERAGESM

Description of the INDU	Historical Performance of the INDU

The INDU is a price-weighted index compromised of 30 blue chip stocks considered to be the leaders in their industry.  It is intended to be a measure of the entire U.S. market, except the transportation and utilities industries, covering a diverse set of industries such as financial services, technology, retail, entertainment and consumer goods.

The following graph sets forth the historical performance of the INDU based on the daily historical closing levels from November 29, 2006 through November 29, 2011.  The closing level for the INDU on November 29, 2011 was 11,555.63. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

For more information about the INDU, see “The Dow Jones Industrial AverageSM” on page US3-11 of the accompanying underlying supplement no. 3.

The historical levels of the INDU should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the INDU on the Final Valuation Date.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities.  Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC for distribution to other registered broker  dealers or will offer the securities directly to investors.  HSBC Securities (USA) Inc. proposes to offer the securities at the offering price set forth on the cover page of this free writing prospectus and will receive underwriting discounts and commissions of up to 1.20%, or $12.00, per $1,000 Principal Amount of securities.  HSBC Securities (USA) Inc. may allow selling concessions on sales of such securities by other brokers or dealers of up to 0.50%, or $5.00, and pay referral fees to other broker-dealers of up to 1.20%, or $12.00, per $1,000 Principal Amount of securities.

An affiliate of HSBC has paid or may pay in the future an amount to broker dealers in connection with the costs of the continuing implementation of systems to support these securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See ‘Supplemental Plan of Distribution’ on page S-52 in the prospectus supplement. All references to NASD Rule 2720 in the prospectus supplement shall be to FINRA Rule 5121.

FWP-12

U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a pre-paid forward or other executory contract with respect to the Reference Asset. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes.  Notwithstanding any disclosure in the accompanying product supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special  U.S. tax counsel, Sidley Austin llp, it is reasonable to treat a security as a pre-paid forward or other executory contract with respect to the Reference Asset.  Pursuant to this approach, we do not intend to report any income or gain with respect to the securities prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the security for more than one year at such time for U.S. federal income tax purposes.  For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-13

TABLE OF CONTENTS
You should only rely on the information contained in this free writing prospectus, any accompanying underlying supplement, product supplement, prospectus supplement and prospectus.  We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying underlying supplement, product supplement, prospectus supplement and prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  This free writing prospectus, the accompanying underlying supplement, product supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.  You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying underlying supplement, product supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$   Buffered Uncapped Market
Participation Securities Linked to the
 Dow Jones Industrial AverageSM

November 29, 2011

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-6
Payment at Maturity	FWP-6
Investor Suitability	FWP-7
Risk Factors	FWP-8
Illustrative Examples	FWP-10
The Dow Jones Industrial AverageSM	FWP-12
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-12
U.S. Federal Income Tax Considerations	FWP-13
Underlying Supplement no. 3
Risk Factors	US3-1
The S&P 500® Index	US3-4
The Russell 2000® Index	US3-8
The Dow Jones Industrial AverageSM	US3-11
The Hang Seng China Enterprises Index®	US3-13
The Hang Seng® Index	US3-15
The Korea Stock Price Index 200	US3-17
MSCI Indices	US3-20
The Dow Jones EURO STOXX 50® Index	US3-24
The PHLX Housing SectorSM Index	US3-26
The TOPIX® Index	US3-30
The NASDAQ-100 Index®	US3-33
S&P BRIC 40 Index	US3-37
The Nikkei 225 Index	US3-40
The FTSE™ 100 Index	US3-42
Other Components	US3-44
Additional Terms of the Notes	US3-44
Product Supplement
Notice to Investors	PS-1
Product Supplement Summary	PS-1
Risk Factors	PS-4
Pricing Supplement Overview	PS-7
Valuation of the Notes	PS-7
Hypothetical Examples	PS-10
Specific Terms of the Notes	PS-19
Certain U.S. Federal Income Tax Considerations	PS-24
Events of Default and Acceleration	PS-25
Information Regarding the Reference Asset and
Reference Issuers	PS-25
Certain ERISA Considerations	PS-25
Validity of the Notes	PS-25
Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52
Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations
Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59